Exhibit 10.9
ENPRO INDUSTRIES, INC.
AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
RESTRICTED SHARE UNITS AWARD AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF UNITS

This Restricted Share Units Award Agreement, including all Exhibits hereto (the “Agreement”), is made between EnPro Industries, Inc., a North Carolina corporation (the “Company”), and you, an employee of the Company or one of its subsidiaries.
The Company sponsors the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan (the “Plan”). A prospectus describing the Plan is enclosed as Exhibit A. The Plan itself is available upon request, and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).
In recognition of the value of your contribution to the Company, you and the Company mutually covenant and agree as follows:
1.	Subject to the terms and conditions of the Plan and this Agreement, the Company awards to you the number of Restricted Share Units shown above (the “Units”).
2.	You acknowledge having read the Prospectus and agree to be bound by all the terms and conditions of the Plan and this Agreement.
3.	The Units are issued pursuant to this Agreement and shall vest on the date(s) shown on the enclosed Exhibit B. You shall not have the right to sell or otherwise dispose of the Units or any interest therein.
4.	You shall have no right to vote any of the Units with respect to any matter presented for a vote of the holders of the Company’s Common Stock and, with respect to the Units, you shall not be entitled to receive any dividends on the Company’s Common Stock when such dividends are paid.
5.	Upon the vesting of Units, you shall be entitled to receive from the Company one share of Common Stock plus a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of Common Stock from the Grant Date to and including the date of vesting (the “Vesting Date”).
6.	You acknowledge and agree that upon your termination of employment with the Company and its subsidiaries prior to the Units becoming vested in accordance with paragraph 3 and Exhibit B of this Agreement or otherwise in accordance with the Plan, your right to receive payment on any such unvested Units shall automatically, without further act, terminate.
7.	You agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws and income tax laws as determined by the Company as a condition precedent to the payment of any amount pursuant to this Agreement. In addition, you agree that, upon request, you will furnish a letter agreement providing that (i) you will not distribute or resell in violation of the Securities Act of 1933, as amended, any of shares of the Company’s Common Stock delivered in payment of the Units (ii) you will indemnify and hold the Company harmless against all liability for any such violation and (iii) you will accept all liability for any such violation.
8.	By executing and returning the Beneficiary Designation Form attached as Exhibit C, you may designate a beneficiary to receive any payment to be made hereunder in the event of your death while in service with the Company. If you do not designate a beneficiary or if your designated beneficiary does not survive you, then your beneficiary will be your estate.

9.	The existence of this award shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Company’s Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.	Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify you from time to time; and to you at your electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as you, by notice to the Company, may designate in writing from time to time.
11.	Regardless of any action the Company or your employer takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items owed by you is and remains your responsibility and that the Company and/or your employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this award, including the grant and vesting of the Units and the subsequent sale of any shares of Common Stock delivered in payment of any Units; and (ii) do not commit to structure the terms of the grant or any aspect of the Units to reduce or eliminate your liability for Tax-Related Items.

In the event the Company determines that it and/or your employer must withhold any Tax-Related Items as a result of your participation in the Plan, you agree as a condition of the grant of the Units to make arrangements satisfactory to the Company and/or your employer to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items from the vesting and payment of the Units. In addition, you authorize the Company and/or your employer to fulfill its withholding obligations by all legal means, including, but not limited to: withholding Tax-Related Items from your wages, salary or other cash compensation your employer pays to you; withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any shares of Common Stock received in payment of Units; and at the time of vesting, withholding shares of Common Stock to be delivered in payment of the Units sufficient to meet minimum withholding obligations for Tax-Related Items. The Company may refuse to deliver shares of Common Stock upon vesting of the Units if you fail to comply with any withholding obligation.
12.	In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. This Agreement constitutes the final understanding between you and the Company regarding the Units. Any prior agreements, commitments or negotiations concerning the Units are superseded. Subject to the terms of the Plan, this Agreement may only be amended by a written instrument signed by both parties.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and you have hereunto set your hand, all effective as of the Grant Date listed above.

ENPRO INDUSTRIES, INC.		EMPLOYEE

By:

Name:
Title:

2

EXHIBIT A
[current Plan prospectus]

EXHIBIT B
ENPRO INDUSTRIES, INC.
AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
RESTRICTED SHARE UNITS AWARD AGREEMENT
Vesting of Shares
(a) Vesting Schedule. Subject to the provisions of paragraph (b) below, the Units shall become vested as follows if you remain employed with the Company and its subsidiaries through the dates specified: [one-half of the Units will vest on the third anniversary of the Grant Date and the remaining one-half of the Units will vest on the fourth anniversary of the Grant Date].
(b) Termination of Employment Prior To Vesting. If your employment with the Company and its subsidiaries terminates prior to the Vesting Date of Units, then such Units shall be forfeited; provided, however, that the Units shall become immediately vested in the event of termination of your employment as a result of: (i) your death or (ii) your becoming totally disabled under the Company’s Long-Term Disability Plan, and provided, further that in the event of termination of your employment as a result of your retirement under the Company’s Salaried Retirement Plan the Units shall become immediately vested upon the earlier of the third anniversary of the Grant Date or the date of your death, in each case in the following amounts: one-third of the Units will become vested if your retirement occurs on or after the first anniversary of the Grant Date but before the second anniversary of the Grant Date, two-thirds of the Units will become vested if your retirement occurs on or after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, and all of the unvested Units will become vested if your retirement occurs on or after the third anniversary of the Grant Date.
(c) Vesting Pursuant to the Plan. Notwithstanding anything herein to the contrary, this award shall become vested upon a Change in Control (as defined in the Plan).

EXHIBIT C
ENPRO INDUSTRIES, INC.
AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
RESTRICTED SHARE UNITS AWARD AGREEMENT
Beneficiary Designation Form
Please complete this form only if you haven’t already designated a beneficiary for your Units granted under the Plan or if you wish to change your current beneficiary designation. Completed forms should be returned to                      at                     .

GRANT DATE	NUMBER OF UNITS

With respect to the above described award of Units under the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan (the “Plan”), I hereby designate the following person or entity as my beneficiary with respect to any delivery of payment with respect to the Units in the event of my death.
If my beneficiary named below predeceases me, any such payment will be made to my estate.

Name and Address		Relationship
of Beneficiary	Social Security #	to Participant

I understand that I may change this designation at any time by executing a new form and delivering it to the Human Resources Department. This designation supersedes any prior beneficiary designation made by me under the Plan with respect to the Units.

Employee’s Name (Please print)

Witness:

Signature of Employee

Date:

Received by the Human Resources Department this ____ day of , ____.

By: